Exhibit 99

MASCO CORPORATION REPORTS THIRD QUARTER 2022 RESULTS

Highlights

•Sales of $2,204 million matched prior year third quarter 2021 sales; in local currency, sales increased 3 percent
•Operating profit was $351 million and operating margin was 15.9 percent
•Earnings per share increased 9 percent to $0.97 per share; adjusted earnings per share decreased 1 percent to $0.98 per share
•Board authorized new $2.0 billion share repurchase program
•Anticipate 2022 earnings per share in the range of $3.73 - $3.83 per share, and on an adjusted basis, in the range of $3.70 - $3.80 per share, compared to the previous range of $4.15 - $4.25 per share

LIVONIA, Mich. (October 26, 2022) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its third quarter results.

2022 Third Quarter Results

•On a reported basis, compared to third quarter 2021:
•Net sales of $2,204 million matched prior year; in local currency, net sales increased 3 percent
•North American sales increased 2 percent and international sales decreased 9 percent; in local currency, North American sales increased 3 percent and international sales increased 5 percent
•Gross margin decreased 270 basis points to 31.5 percent from 34.2 percent
•Operating profit decreased 9 percent to $351 million
•Operating margin decreased 160 basis points to 15.9 percent from 17.5 percent
•Net income increased to $0.97 per share, compared to $0.89 per share
•Compared to third quarter 2021, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent, were as follows:
•Gross margin decreased 270 basis points to 31.5 percent compared to 34.2 percent
•Operating profit decreased 9 percent to $351 million from $385 million
•Operating margin decreased 160 basis points to 15.9 percent compared to 17.5 percent
•Net income decreased to $0.98 per share, compared to $0.99 per share
•Liquidity as of September 30, 2022 was $1,464 million (including availability under revolving credit facility)
•Plumbing Products’ net sales were flat to prior year third quarter; in local currency, sales increased 5 percent
•Decorative Architectural Products’ net sales increased 1 percent

“During the third quarter, our pricing actions helped mitigate the impact of volume declines and persistent supply chain challenges,” said Masco President and CEO, Keith Allman. “As a result, we delivered modest sales growth of three percent in local currency.”

“As market conditions continue to evolve, we now anticipate lower market demand, elevated operational costs, and additional foreign currency headwinds in the fourth quarter,” continued Allman. “Given these challenges, we have lowered our guidance for full year adjusted earnings per share to $3.70 - $3.80 per share. We are enacting plans to address the lower market demand and elevated operational costs. We remain confident in the power of our leading brands and the underlying positive long-term structural factors in housing that are supportive of our repair and remodel-oriented business.”

Dividend and Share Repurchase Authorization

Masco’s Board of Directors declared a quarterly dividend of $0.28 per share payable on November 28, 2022 to shareholders of record on November 10, 2022.

The Board also authorized a new $2.0 billion share repurchase program effective October 20, 2022, replacing the existing authorization.

“Our dividend and share repurchase program are important pillars of our capital allocation strategy to deliver enhanced value to shareholders. The new $2.0 billion share repurchase program underscores the Company’s resilient business model, strong financial position and the Board’s confidence in Masco’s future,” concluded Allman.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The third quarter 2022 supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Detail

A conference call regarding items contained in this release is scheduled for Wednesday, October 26, 2022 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 200-6205 and from outside the U.S. at (929) 526-1599. Please use the conference identification number 231792. Alternatively, you can pre-register for the call using this link: https://www.netroadshow.com/events/login?show=433f3dfb&confId=42422.

The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (866) 813-9403 from the U.S., (226) 828-7578 from Canada, and +44 204 525 0658 from all other locations. Please use access code 438003. The telephone replay will be available approximately two hours after the end of the call and continue through November 25, 2022.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands and reputation and to develop innovative products, our ability to maintain our competitive position in our industries, our reliance on key customers, the duration of the ongoing COVID-19 pandemic, including its impact on domestic and international economic activity, consumer discretionary spending, our employees and our supply chain, the cost and availability of materials, our dependence on third-party suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented and diverse personnel, risks associated with our reliance on information systems and technology, and risks associated with cybersecurity vulnerabilities, threats and attacks. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Nine Months Ended September 30, 2022 and 2021
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$2,204	$2,204	$6,757	$6,353
Cost of sales	1,509	1,451	4,589	4,109
Gross profit	695	753	2,168	2,244

Selling, general and administrative expenses	344	368	1,056	1,057
Operating profit	351	385	1,112	1,187

Other income (expense), net:
Interest expense	(29)	(26)	(82)	(253)
Other, net	(12)	(17)	4	(438)
	(41)	(43)	(78)	(691)
Income before income taxes	310	342	1,034	496

Income tax expense	77	103	255	158
Net income	233	239	779	338

Less: Net income attributable to noncontrolling interest	15	19	50	60
Net income attributable to Masco Corporation	$218	$220	$729	$278

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.97	$0.89	$3.13	$1.07

Average diluted common shares outstanding	227	247	233	253

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2022 and 2021
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,204	$2,204	$6,757	$6,353

Gross profit, as reported	$695	$753	$2,168	$2,244
Rationalization charges	—	—	9	2
Gross profit, as adjusted	$695	$753	$2,177	$2,246

Gross margin, as reported	31.5%	34.2%	32.1%	35.3%
Gross margin, as adjusted	31.5%	34.2%	32.2%	35.4%

Selling, general and administrative expenses, as reported	$344	$368	$1,056	$1,057

Selling, general and administrative expenses as percent of net sales, as reported	15.6%	16.7%	15.6%	16.6%

Operating profit, as reported	$351	$385	$1,112	$1,187
Rationalization charges	—	—	9	2
Operating profit, as adjusted	$351	$385	$1,121	$1,189

Operating margin, as reported	15.9%	17.5%	16.5%	18.7%
Operating margin, as adjusted	15.9%	17.5%	16.6%	18.7%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2022 and 2021
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Income Per Common Share Reconciliations

Income before income taxes, as reported	$310	$342	$1,034	$496
Rationalization charges	—	—	9	2
Pension costs associated with terminated plans	—	—	—	422
Loss (earnings) from equity investments, net	6	(5)	6	(7)
Loss on extinguishment of debt	—	—	—	168
Fair value adjustment to contingent earnout obligation (1)	—	14	(24)	14
(Gain) loss on sale of business (2)	—	—	(2)	18
(Gain) on preferred stock redemption	—	—	—	(14)
Income before income taxes, as adjusted	316	351	1,023	1,099
Tax at 25% rate	(79)	(88)	(256)	(275)
Less: Net income attributable to noncontrolling interest	15	19	50	60
Net income, as adjusted	$222	$244	$717	$764

Net income per common share, as adjusted	$0.98	$0.99	$3.08	$3.02

Average diluted common shares outstanding	227	247	233	253
(1) Represents income for the nine months ended September 30, 2022 and expense for the three and nine months ended September 30, 2021 from the revaluation of contingent consideration related to a prior acquisition.
(2) Represents a pre-tax post-closing gain related to the finalization of working capital items related to the divestiture of Hüppe GmbH (“Hüppe”) for the nine months ended September 30, 2022. Represents a loss related to the divestiture of Hüppe for the nine months ended September 30, 2021.

Outlook for the Twelve Months Ended December 31, 2022

	Twelve Months Ended December 31, 2022
	Low End	High End
Income Per Common Share Outlook

Net income per common share	$3.73	$3.83
Rationalization charges	0.03	0.03
Fair value adjustment to contingent earnout obligation (1)	(0.08)	(0.08)
(Gain) on sale of business (2)	(0.01)	(0.01)
Loss from equity investments, net	0.02	0.02
Allocation to participating securities per share (3)	0.01	0.01
Net income per common share, as adjusted	$3.70	$3.80
(1) Represents income from the revaluation of contingent consideration related to a prior acquisition.
(2) Represents a pre-tax post-closing gain related to the finalization of working capital items related to the divestiture of Hüppe.
(3) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards as well as an allocation to redeemable noncontrolling interest in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
September 30, 2022 and December 31, 2021
(dollars in millions)

	September 30, 2022	December 31, 2021
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$464	$926
Receivables	1,330	1,171
Prepaid expenses and other	131	109
Inventories	1,339	1,216
Total Current Assets	3,264	3,422

Property and equipment, net	902	896
Goodwill	544	568
Other intangible assets, net	359	388
Operating lease right-of-use assets	263	187
Other assets	85	114
Total Assets	$5,417	$5,575

Liabilities
Current Liabilities:
Accounts payable	$1,048	$1,045
Notes payable	405	10
Accrued liabilities	771	884
Total Current Liabilities	2,224	1,939

Long-term debt	2,946	2,949
Noncurrent operating lease liabilities	253	172
Other liabilities	410	437
Total Liabilities	5,833	5,497

Redeemable noncontrolling interest	20	22

Equity	(436)	56
Total Liabilities and Equity	$5,417	$5,575

	As of September 30,
	2022	2021
Other Financial Data
Working Capital Days
Receivable days	51	51
Inventory days	87	80
Payable days	66	65
Working capital	$1,621	$1,400
Working capital as a % of sales (LTM)	18.5%	17.0%
Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Nine Months Ended September 30, 2022 and 2021
(dollars in millions)

	Nine Months Ended September 30,
	2022	2021
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$954	$904
Working capital changes	(434)	(309)
Net cash from operating activities	520	595

Cash Flows From (For) Financing Activities:
Retirement of notes	—	(1,326)
Purchase of Company common stock	(914)	(878)
Cash dividends paid	(195)	(154)
Dividends paid to noncontrolling interest	(68)	(43)
Issuance of notes, net of issuance costs	—	1,481
Proceeds from term loan	500	—
Payment of term loan	(100)	—
Debt extinguishment costs	—	(160)
Proceeds from the exercise of stock options	1	1
Employee withholding taxes paid on stock-based compensation	(17)	(14)
Decrease in debt, net	(9)	(2)
Net cash for financing activities	(802)	(1,095)

Cash Flows From (For) Investing Activities:
Capital expenditures	(137)	(82)
Acquisition of businesses, net of cash acquired	—	(57)
Proceeds from disposition of businesses, net of cash disposed	—	5
Proceeds from disposition of other financial investments	1	170
Other, net	(8)	7
Net cash (for) from investing activities	(144)	43

Effect of exchange rate changes on cash and cash investments	(36)	(15)

Cash and Cash Investments:
Decrease for the period	(462)	(472)
At January 1	926	1,326
At September 30	$464	$854

	As of September 30,
	2022	2021
Liquidity
Cash and cash investments	$464	$854
Revolver availability	1,000	1,000
Total Liquidity	$1,464	$1,854

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Nine Months Ended September 30, 2022 and 2021
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change
Plumbing Products
Net sales	$1,324	$1,329	—%	$4,056	$3,907	4%

Operating profit, as reported	$220	$248		$686	$773
Operating margin, as reported	16.6%	18.7%		16.9%	19.8%

Rationalization charges	—	—		—	2
Operating profit, as adjusted	220	248		686	775
Operating margin, as adjusted	16.6%	18.7%		16.9%	19.8%

Depreciation and amortization	24	26		73	76
EBITDA, as adjusted	$244	$274		$759	$851

Decorative Architectural Products
Net sales	$880	$875	1%	$2,701	$2,446	10%

Operating profit, as reported	$151	$166		$498	$496
Operating margin, as reported	17.2%	19.0%		18.4%	20.3%

Rationalization charges	—	—		8	—
Accelerated depreciation related to rationalization activity - segment	—	—		1	—
Operating profit, as adjusted	151	166		507	496
Operating margin, as adjusted	17.2%	19.0%		18.8%	20.3%

Depreciation and amortization	8	8		25	27
EBITDA, as adjusted	$159	$174		$532	$523

Total
Net sales	$2,204	$2,204	—%	$6,757	$6,353	6%

Operating profit, as reported - segment	$371	$414		$1,184	$1,269
General corporate expense, net	(20)	(29)		(72)	(82)
Operating profit, as reported	351	385		1,112	1,187
Operating margin, as reported	15.9%	17.5%		16.5%	18.7%

Rationalization charges - segment	—	—		8	2
Accelerated depreciation related to rationalization activity - segment	—	—		1	—
Operating profit, as adjusted	351	385		1,121	1,189
Operating margin, as adjusted	15.9%	17.5%		16.6%	18.7%

Depreciation and amortization - segment	32	34		98	103
Depreciation and amortization - other	2	2		6	11
EBITDA, as adjusted	$385	$421		$1,225	$1,303
  Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Nine Months Ended September 30, 2022 and 2021
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change
North American
Net sales	$1,792	$1,753	2%	$5,431	$4,999	9%

Operating profit, as reported	$305	$332		$961	$1,010
Operating margin, as reported	17.0%	18.9%		17.7%	20.2%

Rationalization charges	—	—		8	2
Accelerated depreciation related to rationalization activity	—	—		1	—
Operating profit, as adjusted	305	332		970	1,012
Operating margin, as adjusted	17.0%	18.9%		17.9%	20.2%

Depreciation and amortization	21	22		64	66
EBITDA, as adjusted	$326	$354		$1,034	$1,078

International
Net sales	$412	$451	(9)%	$1,326	$1,354	(2)%

Operating profit, as reported	$66	$82		$223	$259
Operating margin, as reported	16.0%	18.2%		16.8%	19.1%

Depreciation and amortization	11	12		34	37
EBITDA	$77	$94		$257	$296

Total
Net sales	$2,204	$2,204	—%	$6,757	$6,353	6%

Operating profit, as reported - segment	$371	$414		$1,184	$1,269
General corporate expense, net	(20)	(29)		(72)	(82)
Operating profit, as reported	351	385		1,112	1,187
Operating margin, as reported	15.9%	17.5%		16.5%	18.7%

Rationalization charges - segment	—	—		8	2
Accelerated depreciation related to rationalization activity - segment	—	—		1	—
Operating profit, as adjusted	351	385		1,121	1,189
Operating margin, as adjusted	15.9%	17.5%		16.6%	18.7%

Depreciation and amortization - segment	32	34		98	103
Depreciation and amortization - other	2	2		6	11
EBITDA, as adjusted	$385	$421		$1,225	$1,303
Historical information is available on our website.